CHANGE OF CONTROL AGREEMENT

THIS CHANGE OF CONTROL AGREEMENT ("Agreement") is made by and between CHORDIANT SOFTWARE, INC. (the "Company") and DEREK WITTE ("Executive"). This Agreement will become effective upon its execution by both parties hereto (the "Effective Date").

RECITALS

WHEREAS Executive is employed by the Company pursuant to the terms of Executive's offer letter from the Company;

WHEREAS Executive, prior to the Effective Date, may have been awarded, in respect of the Company's Common Stock, stock options, stock appreciation rights, restricted shares, or restricted stock units pursuant to the applicable award agreements and equity incentive plans (collectively, "Prior Grants");

WHEREAS Executive, in the future, may be awarded, in respect of the Company's Common Stock, additional stock options, stock appreciation rights, restricted shares or restricted stock units, subject to the Board's sole discretion, (together with Prior Grants, collectively "Stock Awards"); and

WHEREAS the Company believes it is imperative to provide Executive with accelerated vesting of the Stock Awards, as well as other severance benefits, in the event that Executive is terminated without Cause (as defined herein) or resigns for Good Reason (as defined herein) in connection with a Change of Control (as defined herein).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and other good and valuable consideration, the parties hereto hereby agree as follows:

1. TERMINATION OF EMPLOYMENT.

        (a) At-Will Employment. Executive's employment is at-will, which means that the Company may terminate Executive's employment at any time, with or without advance notice, and with or without Cause. Similarly, Executive may resign his/her employment at any time, with or without advance notice or Good Reason. Executive shall not receive any compensation of any kind, including, without limitation, severance benefits, following Executive's last day of employment with the Company (the "Termination Date"), except as expressly provided herein, as otherwise agreed in writing between Executive and the Chief Executive Officer of the Company, or as provided in any plan documents governing the Stock Awards. Executive shall devote all reasonable efforts to the performance of Executive's duties, and shall perform such duties in good faith.

        (b) Termination Related to a Change of Control. If Executive's employment is terminated without Cause or Executive resigns for Good Reason within twelve (12) months after a Change of Control, and Executive signs a release substantially in the form (whichever is applicable) attached hereto as Exhibit A (the "Release"), then the Company shall provide Executive with the following severance benefits:

            (i) The Company shall make severance payments to Executive in the form of continuation of Executive's base salary in effect on the Termination Date for twelve (12) months following the Termination Date (the "Severance Period"). These payments will be made on the Company's ordinary payroll dates and will be subject to standard payroll deductions and withholdings.

            (ii) The Company will pay Executive an amount equal to the Executive's annual bonus (provided the Executive is under a non-commission Company bonus plan). The bonus will be calculated at one of the following rates, whichever is higher: (1) as if both Executive and the Company achieved one hundred (100) percent of their specified performance objectives; or (2) the actual performance of the Company and Executive as measured against the specified performance objectives. This amount will be paid over the entire Severance Period on the Company's ordinary payroll dates, in equal installments, and will be subject to standard payroll deductions and withholdings.

            (iii) The Company will pay the premiums necessary to continue Executive 's life and health insurance during the Severance Period.

            (iv) The Company will accelerate the vesting of the Stock Awards such that the lesser of the following shall vest within ten (10) days after the date Executive signs the Release: (a) 50% of the unvested shares, rights, or units, as applicable, as of the Termination Date subject to the Stock Awards (after taking into account any additional acceleration of vesting Executive may be receiving under any award agreements or equity incentive plan documents governing the Stock Awards instituted prior to or after the Effective Date); or (b) all such shares, rights or units that would have vested if Executive had worked for the Company for twelve (12) additional months beyond the Termination Date. This acceleration of vesting will be in addition to any acceleration of vesting that the Executive would otherwise receive under the Company's 2000 Nonstatutory Equity Incentive Plan, 1999 Equity Incentive Plan, 2005 Equity Incentive Plan or any other equity incentive plan documents governing the Stock Awards. With respect to all Stock Awards except the Prior Grants, Executive shall have sixty (60) months to exercise any such vested Stock Awards in addition to any time specified in the award agreements and equity incentive plan documents governing such Stock Awards, but in no event shall such exercise period extend beyond the expiration date of the Stock Award. The Stock Awards shall continue to be governed by the terms of the applicable award agreements and equity incentive plan documents. Notwithstanding anything to the contrary contained herein, the maximum number of months of additional vesting that may be credited to any Stock Award under this Agreement, when added to any additional vesting provided by any award agreement or equity incentive plan documents, shall not exceed twenty-four (24) months in the aggregate.

            (v) With respect to any Prior Grant intended to be an incentive stock option, the acceleration of the vesting of the Prior Grant and the extension of the time that Executive shall have to exercise the Prior Grant as provided in Paragraph 1(b)(iv) of this Agreement are deemed to be a modification of the Prior Grant within the meaning of Section 424(h) of the Internal Revenue Code ("Code"). Such modification shall result in the granting of a new option as of the date of execution of this Agreement, including providing a new grant date for purposes of starting the holding period specified in Section 422(a)(1) of the Code and for purposes of the provision that the option price be not less than the fair market value of the stock at the time such option is granted as specified in Section 422(b)(4) of the Code. If Executive and the Company agree that the Prior Grant shall remain an incentive stock option and if the new option meets the requirements for incentive stock options specified in Section 422(b) of the Code, and the $100,000 per year limitation specified in Section 422(d) of the Code as of the date of execution of this Agreement, then the unexercised portion of the Prior Grant shall be appropriately modified as to the date of grant and the option price; provided, however, that the option price shall be the greater of the original option price of the Prior Grant or the fair market value of the stock on the date of execution of this Agreement. If Executive and the Company do not agree that such Prior Grant shall remain an incentive stock option, then the Prior Grant shall be deemed to be a nonstatutory stock option as of the date of execution of this Agreement, and the Prior Grant shall be appropriately modified to reflect such changed status.
        (c) Termination For Cause Procedure. The Company may not terminate Executive's employment for Cause unless and until Executive receives a copy of a resolution duly adopted by the affirmative vote of at least a majority of the Board of Directors of the Company ("Board") finding that in the good faith opinion of the Board, Executive was guilty of the conduct constituting "Cause" and specifying the particulars thereof in detail. The Company shall provide Executive with reasonable notice of the Board vote and an opportunity for Executive, together with Executive's counsel, to be heard before the Board.

    2. DEFINITIONS.

        (a) Definition of Cause. For purposes of this Agreement, "Cause" shall mean that Executive has committed, or there has occurred, one or more of the following events: (1) conviction of any felony or misdemeanor involving moral turpitude, fraud or act of dishonesty against the Company; (2) a finding by the Board, after a good faith and reasonable factual investigation, that Executive has engaged in gross misconduct; or (3) material violation or material breach of any Company policy or statutory, fiduciary, or contractual duty of Executive to the Company; provided, however, that in the event that any of the foregoing events occurs, the Company shall provide notice to Executive describing the nature of such event and Executive shall thereafter have ten (10) days to cure such event if such event is capable of being cured.

        (b) Definition of Good Reason. For purposes of this Agreement, "Good Reason" shall mean that any one of the following events occurs during the Executive's employment with the Company without Executive's consent: (i) any reduction of Executive's annual base salary (including bonus) as of the time period immediately preceding the Change of Control, except to the extent that the annual base salary (including bonus) of all other officers of the Company is similarly reduced; (ii) any material reduction in the package of benefits and incentives provided to the Executive, or any action by the Company which would materially and adversely affect the Executive's participation or reduce the Executive's benefits under any such plans, except to the extent that such benefits and incentives of all other officers of the Company are similarly reduced; (iii) any material change in Executive's position or responsibilities (including the person or persons to whom Executive has reporting responsibilities) that represents an adverse change from Executive's position or responsibilities as in effect at any time within ninety (90) days preceding the date of the Change of Control or at any time thereafter, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith that is remedied by the Company promptly after notice thereof is given by Executive; (iv) the Company's requiring Executive to relocate to any place outside of a twenty-five (25) mile driving distance of Executive's current work site, except for reasonably required travel on the business of the Company or its affiliates that is not materially greater than such travel requirements prior to the Change in Control or unless Executive accepts such relocation opportunity; or (v) any failure to pay Executive any compensation or benefits to which Executive is entitled within fifteen (15) days of the date due. Executive may terminate his or her employment for Good Reason so long as Executive tenders his resignation to the Company within thirty (30) days after the occurrence of the event which forms the basis for his resignation for Good Reason. Executive shall provide written notice to the Company describing the nature of the event which forms the basis for Executive's resignation for Good Reason, and the Company shall thereafter have ten (10) days to cure such event.

        (c) Definition of Change of Control. For purposes of this Agreement, a "Change of Control" means: (i) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (iv) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors.

    3. GROSS UP PROVISION.
        (a) In the event that the payments and benefits provided for in this Agreement (such payments and benefits hereinafter referred to as "Payments") constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), and the aggregate value of such Payments, as determined in accordance with Section 280G of the Code and the Treasury Regulations thereunder is less than the product obtained by multiplying 3.59 by Executive's "base amount" within the meaning of Code Section 280G(b)(3), then such Payments shall be reduced to the extent necessary (but only to that extent) so that no portion of such Payments will be subject to the Excise Tax. Alternatively, in the event that the Payments constitute "parachute payments" within the meaning of Section 280G of the Code, the Payments would be subject to the Excise Tax, and the aggregate value of the Payments, as determined in accordance with Section 280G of the Code and the Treasury Regulations thereunder is equal to or greater than the product obtained by multiplying 3.59 by Executive's "base amount" within the meaning of Code Section 280G(b)(3), then Executive shall receive (i) a payment from the Company sufficient to pay such excise tax plus any interest or penalties incurred by Executive with respect to such excise tax, plus (ii) an additional payment from the Company sufficient to pay the excise tax and federal and state income and employment taxes arising from the payments made by the Company to Executive pursuant to this sentence (together, the "Excise Tax Gross-Up Payment"). Notwithstanding anything to the contrary set forth herein, the maximum amount of the Excise Tax Gross - Up Payment which the Company shall be obligated to pay shall be one time the Executive's base salary.

        (b) For purposes of determining whether any of the Payments will be subject to the Excise Tax and the amount of such Excise Tax:

            (i) any other payments or benefits received or to be received by Executive in connection with transactions contemplated by a Change in Control, including Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company), shall be treated as "parachute payments" within the meaning of Section 280G of the Code or any similar or successor provision, and all "excess parachute payments" within the meaning of Section 280G or any similar or successor provision shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company such other payments or benefits (in whole or in part) do not constitute parachute payments, or such parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G (or any similar or successor provision of the Code) in excess of the base amount within the meaning of Section 280G (or any similar or successor provision of the Code), or such Payments are otherwise not subject to the Excise Tax;

            (ii) the amount of the Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of (a) the total amount of the Payments or (b) the amount of the excess parachute payments within the meaning of Section 280G; and

            (iii) the value of any non-cash benefits or any deferred payment or benefit shall be made by the accounting firm that is the Company's outside tax accountants at the time of such determination, which firm must be reasonably acceptable to Executive (the "Accounting Firm") in accordance with the principles of Section 280G of the Code.

        (c) For purposes of determining the amount of the Excise Tax Gross-Up Payment, Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Excise Tax Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the date the Excise Tax Gross-Up Payment is to be made, net of the permissible reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

        (d) In the event that the Excise Tax is subsequently determined to be less than the amount taken into account under this Section 3, Executive shall repay to the Company (promptly following the time at which the amount of such reduction in Excise Tax is finally determined the portion of the Excise Tax Gross-Up Payment attributable to such reduction (plus the portion of the Excise Tax Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax imposed on the Excise Tax Gross-Up Payment being repaid by Executive if such repayment results in a reduction in Excise Tax and/or a federal, state or local income tax deduction) plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code.

        (e) In the event that the Excise Tax is subsequently determined to exceed the amount taken into account under this Section 3 (including by reason of any payment the existence or amount of which cannot be determined at the time of the Excise Tax Gross-Up Payment), the Company shall make an additional Excise Tax Gross-Up Payment in respect of such excess (plus any interest payable with respect to such excess at the rate provided in Section 1274(b)(2)(B) of the Code) promptly following the time at which the amount of such excess is finally determined in accordance with the principles set forth in this Section 3.

        (f) All determinations required to be made under this Section 3 shall be made by the Accounting Firm. The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and Executive. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm's determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

    4. OTHER EMPLOYMENT TERMS AND CONDITIONS. The employment relationship between the parties shall be governed by the general employment policies and procedures of the Company, including those relating to the protection of confidential information and assignment of inventions; provided, however, that when the terms of this Agreement differ from or are in conflict with the Company's general employment policies or procedures, this Agreement shall control.

5. GENERAL PROVISIONS.

        (a) This Agreement, including all exhibits hereto, constitutes the complete, final and exclusive embodiment of the entire agreement between the parties with regard to the subject matter hereof. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises or representations. Notwithstanding the foregoing, nothing in this Agreement shall affect the parties' obligations under the Stock Agreements or the Executive's Employee Proprietary Information and Inventions Agreement. This Agreement cannot be modified except in a writing signed by Executive and a duly-authorized member of the Board.

        (b) Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective under applicable law. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. Any invalid or unenforceable provision shall be modified so as to be rendered valid and enforceable in a manner consistent with the intent of the parties insofar as possible.

        (c) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

        (d) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. Facsimile signatures shall be deemed as effective as originals.

        (e) This Agreement is intended to bind and inure to the benefit of and be enforceable by Executive, the Company and their respective successors, assigns, heirs, executives and administrators, except that Executive may not assign any of his duties hereunder and he may not assign any of his rights hereunder without the written consent of the Company. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

        (f) If either party hereto bring any action to enforce such party's rights hereunder, the prevailing party in any such action shall be entitled to recover such party's reasonable attorneys' fees and costs incurred in connection with such action.

        (g) For purposes of construction, this Agreement shall be deemed to have been drafted by the Company, and the rule of construction of contracts that ambiguities are construed against the drafting party shall be applied against the Company.

        (h) Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Executive shall be in writing and addressed to Executive at the address indicated herein or to the last known address provided by Executive to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written below.

/s/ Derek Witte
DEREK WITTE
Date: October 20, 2005

CHORDIANT SOFTWARE, INC.
/s/ George de Urioste
Name: George de Urioste
Title: Chief Operating Officer and Chief Financial Officer
Date: October 17, 2005
Exhibit A - Release Agreements

EXHIBIT A

RELEASE AGREEMENT FOR EMPLOYEES UNDER 40 YEARS OF AGE

In exchange for the severance benefits I am receiving to which I would not otherwise be entitled, I hereby release, acquit and forever discharge the Company, and its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

DATED:

AGREED:
[Employee's Name]

RELEASE AGREEMENT FOR EMPLOYEES 40 YEARS OF AGE OR OLDER

In exchange for the severance benefits I am receiving to which I would not otherwise be entitled, I hereby release, acquit and forever discharge the Company, and its officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Release Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under the ADEA, as amended. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Release; (b) I have been advised hereby that I have the right to consult with an attorney prior to executing this Release; (c) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this release earlier); (d) I have seven (7) days following my execution of this Release to revoke my agreement to it; and (e) this Release will not be effective until the date upon which the revocation period has expired, which will be the eighth day after this Release is executed by me.

I UNDERSTAND THAT THIS RELEASE INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any unknown or unsuspected claims I may have against the Company.

DATED:

AGREED:
[Employee's Name]